SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): July 30, 2003

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337

(State or other jurisdiction of incorporation) 1500 West University Parkway	(Commission File Number)	(IRS Employer Identification No.)

Sarasota, Florida	34243

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:941-362-1200

Item 5. Other Events and Regulation FD Disclosure.

     On July 30, 2003, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing record and payable dates for the special $2.00 per share dividend announced earlier this month. The dividend will be payable on August 18, 2003, to shareholders of record as of August 11, 2003.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

None.

     (b)  Pro Forma Financial Information.

None.

     (c)  Exhibits.

Exhibit
Number	Exhibit Description

99.1	Press Release of the Registrant dated July 30, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Richard J. Dobbyn

Richard J. Dobbyn Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: July 31, 2003